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                                                                   EXHIBIT 10.19

                     DEVELOPMENT AND DISTRIBUTION AGREEMENT

              THIS DEVELOPMENT AND DISTRIBUTION AGREEMENT ("Agreement") is made and entered into as of May ___, 1999 ("Effective Date") by and between BE INCORPORATED, a California Corporation with its principal offices at 800 El Camino Real, Suite 400, Menlo Park, California 94025, U.S.A. ("Be"), and STRATA _______, a _______ Corporation with its principal offices at 2 West Street, St. George, Utah 84770, U.S.A. ("Strata").

              WHEREAS, Be has developed the Be digital media operating system known as BeOS-Registered Trademark- ("BeOS"); and

              WHEREAS, Strata has developed the Strata 3-D modeling, rendering and animation software application known as StudioPro and the Strata video editing software application known as VideoShop (collectively, the "Strata Products"); and

               WHEREAS, Be and Strata desire to work together as set forth in this Agreement to modify the Strata Products so as to port them to run on BeOS (the "Modified Products") and for Strata then to market, distribute, maintain and support the Modified Products.

              WHEREAS, concurrently with the execution of this Agreement, Be and Strata are entering into Be's standard BeDepot Online Distribution Agreement (the "Distribution Agreement") pursuant to which Be will sell copies of the Modified Products for BeOS to end users;

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, the parties hereby agree as follows:

1.  DEVELOPMENT EFFORT

         1.1 DESCRIPTION OF THE DEVELOPMENT EFFORT. Subject to the terms and conditions of this Agreement, Be will, with the assistance of Strata, perform development and engineering services to port the Strata Products to BeOS (the "Services") as more fully described in the statement of work attached as EXHIBIT A hereto ("Statement of Work"). Such Statement of Work may be amended or modified by supplementary work orders agreed to by both parties hereto and attached to the Statement of Work, and thereafter the Services will be deemed to include the services described in such supplementary work orders.

         1.2 BE'S DEVELOPMENT OBLIGATIONS. Be will use commercially reasonable efforts to meet the schedules and time of performance for the Services as set forth in the Statement of Work. The manner and means used by Be to perform the Services are in the sole discretion and control of Be subject to the provisions below.

                  (a) Be will provide requisite engineering personnel and such other development resources as may be required to perform and complete its portion of the Services in accordance with the terms and conditions of this Agreement/schedule set forth in the Statement of Work.

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                  (b)  Be will make available to Strata one (1)
BeOS-compatible Intel Pentium based development environment for use in testing and development assistance.

                  (c) Be will provide basic QA and matrix testing of the Modified Products.

                  (d) Be will deliver to Strata the Modified Products as set forth on the Statement of Work, along with the information, materials, and technology that constitutes the modifications made to the Strata Products that make up the Modified Products.

         1.3      STRATA'S DEVELOPMENT ASSISTANCE OBLIGATIONS.

                  (a) Strata will designate a lead developer technical support engineer that will provide commercially reasonable priority support to Be for the duration of the Services; provided however, that Be acknowledges and agrees to use its own commercially reasonable efforts to provide the Services with minimal requests for Strata assistance. Strata will participate in the final testing/QA of the Modified Products as more fully described in EXHIBIT A, and will use its best efforts to provide adequate and useful feedback to Be during the porting effort to ensure the Modified Products will meet Strata's functional specifications in the acceptance stage of this Agreement.

                  (b) Strata will provide at least three (3) days of training to an engineer to be designated by Be for each of the Strata Products.

                  (c) Strata will develop product documentation, help files and examples, including any BeOS specific versions or addenda for the Modified Products in the languages stated in the Statement of Work and in accordance with the schedule set forth in the Statement of Work.

                  (d) Strata agrees to provide Be with the Strata Products (including all related source code, libraries, object files and other necessary components in machine readable formats), along with such other information, materials, and technology owned or controlled by Strata as Be reasonably requires to meet its obligations as set forth in this Agreement ("Strata Licensed Technology"). In connection with Be's porting effort described herein, Strata hereby grants to Be, during the period whereby Be is providing the Services, a royalty-free, non-exclusive, license to use, reproduce, modify, create derivative works from, and otherwise practice the Strata Licensed Technology under all Strata IP Rights (as defined in Section
5) covering such Strata Licensed Technology, to allow Be to complete the Services described herein. Strata hereby agrees that Be may sublicense the foregoing rights to and fulfill its obligations under Section 1.2 above through a contractor; provided that such contractor must first be approved by Strata (which approval may not be unreasonably withheld or delayed) and such contractor executes a non-disclosure agreement including provisions at least as protective of Strata's Confidential Information as those set forth herein. As between the parties, Strata will retain all ownership rights in and to the Strata Licensed Technology, and Be will gain no rights in or to the Strata Licensed Technology except for the license set forth above.

2.  DELIVERABLES AND ACCEPTANCE

         2.1 DELIVERY. In performing the Services, Be shall design and develop those software programs, interfaces and other deliverables ("Deliverables") as required in the Statement of Work. Be shall use commercially reasonable efforts to ensure that the Deliverables are completed and delivered to Strata in accordance with the schedule

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set forth in the Statement of Work and that such Deliverables conform to the specifications set forth in EXHIBIT B hereto ("Specifications") in all material respects.

         2.2 ACCEPTANCE. Within 10 days of receiving a Deliverable, Strata shall determine whether such Deliverable conforms to the Specifications. If Strata reasonably determines that such Deliverables do not conform to the Specifications in all material respects, Strata shall promptly notify Be in writing that such Deliverables are not accepted and specifically setting forth the non-conformity(ies). The parties shall then mutually determine the corrective action required to bring the Deliverable into conformance with the Specifications, and additional testing on previously non-conforming Deliverables shall be completed as determined by the parties.

3.  REPRODUCTION, PACKAGING AND MARKETING

         3.1 BE MARKETING AND PROMOTION OBLIGATIONS. Be will promote the Modified Products, at no charge to Strata, through various efforts, including
(i) Web-based marketing, (ii) allowance of Strata's participation in Be booths at appropriate and mutually agreed upon trade shows and demonstrations at Be developer conferences, (iii) provision of disk space for Strata demonstrations on BeOS demonstration CDs, with approval by Be at its sole discretion, (iv) access to Be user lists, through third party bonded mailing houses, for direct mailings promoting the Modified Products; (v) allowance of Strata's participation, as determined by Be, in Be's public relations efforts, and (vi) introductions of Strata to appropriate Be OEMs.

         3.2 STRATA REPRODUCTION AND MARKETING OBLIGATIONS. Upon acceptance of the Modified Products by Strata, Strata will reproduce, package, promote and market the Modified Products to end users. Strata agrees to promote and market the Modified Products with at least as much effort as Strata promotes and markets the Windows and Macintosh versions of the Strata Products.

         3.3 EXECUTION OF BEDEPOT AGREEMENT. Upon acceptance of the Modified Products by Strata, Strata shall enter into a BeDepot sales agreement with Be substantially in accordance with the form attached hereto as EXHIBIT C.

         3.4 ANNOUNCEMENT. Be and Strata will work together to announce, pursuant to a mutually agreed upon press release, the development efforts hereunder. In no instance will Strata otherwise disclose the terms of this Agreement except as required to Strata's accountants and legal counsel.

4.  CONSIDERATION AND EXPENSES

         4.1 RECOUPMENT OF DEVELOPMENT COSTS. Until such time as Be has fully recouped the all costs incurred by Be, including but not limited to engineering costs, towards its development obligations hereunder or until Be has received $110,000 from Strata under this Section 4.1, whichever is earlier, Strata shall pay to Be fifty percent (50%) of revenue received by Strata from distribution or license for use of the Modified Products, less reasonable costs and allowances, including product packaging, taxes and returns.

         4.2 RECORDS, REPORTS AND AUDITS. Strata shall maintain a complete, clear, accurate record of, and provide such record with each recoupment payment to Be: (a) the number, list price, revenue received by Be and the recoupment amount due to Be for each copy of the Modified Products distributed or licensed for use during the quarter, and (b) any other information which may be required to determine whether Strata is paying the correct recoupment

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amount hereunder. To ensure compliance with the terms of this Agreement, Be shall have the right to conduct an inspection and audit of all the relevant accounting and sales books and records of Strata during regular business hours at Strata's offices with 15 days' prior written notice and in such a manner as not to interfere with Strata's normal business activities. In no event shall audits be made hereunder more frequently than every twelve (12) months.

         4.3 NO OTHER FEES. Except as stated in Section 4.1, each party acknowledges and agrees that it shall not be entitled to any other monetary fees from the other party for the performance of its obligations hereunder or delivery of the Deliverables provided hereunder.

         4.4 EXPENSES. Each party agrees that it shall be solely responsible for all its own expenses, including but not limited to actual travel and out-of-pocket expenses, incurred in connection with the performance of its obligations hereunder.

         4.5 TAXES. Strata shall be responsible for payment of all taxes or charges, except for any taxes based solely on Be's net income, incurred or assessed on the transfer of technology hereunder.

5.  INTELLECTUAL PROPERTY RIGHTS

         5.1 As used herein, the term "IP Rights" means recognized protectable intellectual property, including: patents and applications, copyrights, trademarks, trade secrets, mask works, industrial design rights, know-how, methodologies, and any and all other legal rights protecting intangible proprietary information. Examples of inventions, innovations, and developments that may contain protectable IP Rights include: formulas, algorithms, methods, processes, databases, computer networks and their parts, computer languages, scripts, computer programs and their documentation, encoding techniques, articles, writings, works of authorship, and improvements.

         5.2 In connection with the performance of the Services or other obligations hereunder, each party will exercise and utilize certain of its own IP Rights. Except as otherwise set forth herein, neither this Agreement, nor the provision of Services hereunder, will give either Be or Strata any ownership interest in or rights to the existing IP Rights of the other party. Except as otherwise set forth herein, all IP Rights that are owned or controlled by a party at the commencement of this Agreement shall remain under the ownership or control of such party throughout the term of this Agreement and thereafter.

         5.3 As between the parties and subject to Section 5.4, Strata will retain sole ownership of all rights to any and all Innovations, whether or not jointly conceived, and IP Rights arising therefrom, that are intended, in the application thereof, to be incorporated into the Modified Products. To perfect ownership of Strata IP Rights, Be agrees to and hereby does assign to Strata all rights Be may have in those Innovations to be owned by Strata as provided in this Section 5.3, and at Strata's request and expense Be will assist and cooperate with Strata in all reasonable respects, and execute all documents and, subject to reasonable availability, give testimony and take all further acts reasonably necessary to acquire, transfer, maintain, and enforce such Strata IP Rights.

         5.4 As between the parties, Be will retain sole ownership of all rights to all Innovations, whether or not jointly conceived, and all IP Rights arising therefrom, that consist of generic software objects, programming code, interfaces or drivers intended to be integrated with or incorporated in BeOS to run the Modified Products, or which are generally applicable to software applications ported to BeOS (hereinafter, the "Be Licensed Modifications"). In

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light of Be's ownership in the Be Licensed Modifications and provided that
Strata continues to comply with the terms and conditions of this Agreement, Be hereby grants to Strata a royalty-free, non-exclusive, license to use, reproduce and distribute (including through multiple tiers) and otherwise practice the Be Licensed Modifications under all Be IP Rights (as defined in
Section 5.1) covering such Be Licensed Modifications.

         5.5 Subject to each party's compliance with the confidentiality provisions of this Agreement, nothing in this Agreement will restrict or limit either party from engaging in similar software development arrangements with any other entity in any industry, both during and after the term of this Agreement.

6.  MAINTENANCE, SUPPORT AND WARRANTIES

         6.1 MAINTENANCE AND SUPPORT OBLIGATIONS. Strata will be solely responsible for all, and, except as otherwise expressly set forth in this Agreement, Be will have no obligation to provide any, maintenance or support services to Strata or any of Strata's distributors, resellers or customers with respect to the Deliverables or the Modified Products. Further, Strata agrees that it will not refer any of its representatives, distributors, resellers or customers to Be for any help with any questions or problems relating to the Deliverables or the Modified Products, unless Be has expressly authorized Strata in writing to do so. Strata will maintain and update the Modified Products so as to keep them current at all times with its Windows and Macintosh counterparts.

         6.2 WARRANTIES; DISCLAIMERS. Strata hereby represents and warrants that the Strata Products will not infringe any IP Rights of any third party. Both parties represent and warrant that it has full right and power to enter into and fulfill this Agreement without the consent of any third party. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION, ALL DELIVERABLES ARE PROVIDED TO THE OTHER PARTY ON AN "AS IS" BASIS AND WITHOUT ANY WARRANTY OF ANY KIND. NEITHER PARTY WARRANTS THAT USE OF THE DELIVERABLES WILL BE ERROR- FREE, SECURE OR UNINTERRUPTED. EACH PARTY AND ITS SUPPLIERS DISCLAIM ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

7.  INDEMNIFICATION.

         7.1 BY BE. Be will indemnify, defend and hold harmless Strata, its officers, directors, employees, sublicensees, assignees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys' fees and court costs) which result from a breach or alleged breach of any representation or warranty set forth in Section 6 of this Agreement (a "Claim"), provided that Strata gives Be written notice of any such Claim and Be has the right to participate in the defense of any such Claim at its expense.

         7.2 BY STRATA. Strata will indemnify, defend and hold harmless Be, its officers, directors, employees, sublicensees, assignees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys' fees and court costs) which result from a breach or alleged breach of any representation or warranty set forth in Section 6 of this Agreement (a "Claim"), provided that Be gives Strata written notice of any such Claim and Strata has the right to participate in the defense of any such Claim at its expense.

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8.  TERM AND TERMINATION

         8.1 This Agreement will commence on the Effective Date and, unless terminated earlier pursuant to the terms of this Agreement, shall continue for so long as Strata continues to market and distribute the Windows and/or Macintosh versions of the Strata Products. (the "Term").

         8.2  This Agreement may be terminated by either party upon thirty
(30) days' prior written notice if the other party materially breaches any term hereof and the breaching party fails to cure such breach within the 30-day period.

         8.3 Each party's rights and obligations under Sections 4, 5, 7, 8, 9, 10 and 11 of the Agreement will survive termination or expiration of the Agreement. Within thirty (30) days after termination of this Agreement for any reason, each party will return or destroy, at the direction of the other party, such other party's Confidential Information.

9.  LIMITATIONS ON LIABILITY.

EXCEPT IN ANY INSTANCE OF A PARTY'S BREACH OF SECTION 7 OR 10, IN NO OTHER EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, INTERRUPTION OF BUSINESS OR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.   CONFIDENTIALITY AND NON-USE

         10.1 By virtue of this Agreement, each party hereto may disclose to the other party information that is confidential or otherwise proprietary.

         10.2 Subject to the exceptions listed below, a party's "Confidential Information" will be defined as written, electronic, oral or other form of information disclosed by the party to the other party under this Agreement and clearly marked or otherwise clearly designated as "confidential" or the equivalent. Oral information is deemed "Confidential Information" if identified as such in writing by the disclosing party within 30 days following disclosure However, a party's Confidential Information will not include any information that: (a) is or becomes a part of the public domain through no wrongful act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party by employees or agents without reference to the party's Confidential Information.

         10.3 Each party agrees, for the term of this Agreement and five (5) years after its expiration or termination, to hold the other party's Confidential Information in strict confidence, not to disclose such Confidential Information to third parties not authorized by the disclosing party to receive such Confidential Information, and not to use such Confidential Information for any purpose except as expressly permitted hereunder. Each party agrees to take reasonable steps to protect the other party's Confidential Information to ensure that such Confidential Information

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is not disclosed, distributed or used in violation of the provisions of this
Agreement. The foregoing prohibition on disclosure of Confidential Information will not apply to the extent certain Confidential Information is required to be disclosed by the receiving party as a matter of law or by order of a court, provided that the receiving party uses reasonable efforts to provide the disclosing party with prior notice of such obligation to disclose and reasonably assists in obtaining a protective order therefor.

         10.4 As used herein, the term "Residuals" means information in non-tangible form that is inadvertently retained by persons who have had access, as authorized in this Agreement, to the other party's technology, including ideas, concepts, know-how or techniques contained therein. "Residuals" shall not include ideas, concepts, know-how or techniques which such persons know or should have reason to believe were acquired from access to such other party's technology. Each party acknowledges and agrees that, notwithstanding anything to the contrary in Section 10.3 or elsewhere in this Agreement, it and its employees may utilize for any lawful purpose any Residuals in connection with the performance of the obligations under this Agreement or access to the other party's Confidential Information.

11.   GENERAL

         11.1 INDEPENDENT CONTRACTOR. Each party hereto is an independent contractor to the other party, and nothing contained in this Agreement will be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the parties. Neither party may take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other party and neither party will have any power or authority to bind the other party to assume or create any obligation or responsibility express or implied on the other party's behalf or in its name.

         11.2 NOTICES. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Each party may change its address for receipt of notices by giving notice of the new address to the other party.

         11.3 INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provision of this Agreement, any material breach of this Agreement will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching party will therefore be entitled to seek timely injunctive relief to protect such party's rights under this Agreement in addition to any and all remedies available at law.

         11.4 FORCE MAJEURE. Neither party shall be liable for any loss, damage, or penalty arising from delay due to causes beyond its reasonable control. Such delay shall be excused during the continuance of such delay and the period of performance shall be extended to such extent as necessary to allow the party to perform after the cause of such delay has ceased.

         11.5 EXPORT ADMINISTRATION. If any Deliverables are for use outside the U.S.A., each party agrees to comply fully with all relevant regulations of the U.S. Department of Commerce and with the U.S. Export Administration Act to assure that such are not exported, directly or indirectly, by such party in violation of United

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States Law and to comply fully with any other regulations or laws relating to such export or import into another country.

         11.6 GOVERNING LAW AND VENUE. This Agreement will be governed by and interpreted in accordance with the laws of the State of California as such laws apply to contracts made between California residents to be performed entirely within California. Any suit, action or proceeding arising from or relating to this Agreement must be brought in a federal court in the Northern District of California or in state court in Santa Clara County, California, and each party irrevocably consents to the jurisdiction and venue of any such court in any such suit, action or proceeding.

         11.7 WAIVER. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself as to any other breaches thereof.

         11.8 SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

         11.9 ASSIGNMENT. Neither this Agreement nor any rights or obligations of either party under this Agreement may be assigned in whole or in part without the prior written consent of the other party except in an instance whereby such party assigns this entire Agreement in connection with a merger or sale of all or substantially all of its business or assets. Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties.

         11.10 FULL POWER. Each party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement by their respective Board of Directors.

         11.11 CONSTRUCTION. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to."

         11.12 ENTIRE AGREEMENT AND AMENDMENT. This Agreement together with the Exhibits completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts and may be amended only in a document signed by both parties.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

STRATA, INC:                           BE INCORPORATED:


By:                                           By:
   ----------------------------                  -----------------------------

Name:                                         Name:
     --------------------------                    ---------------------------

Title:                                        Title:
      -------------------------                     --------------------------

Date:                                         Date:
     --------------------------                    ---------------------------


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                                    EXHIBIT A


                                STATEMENT OF WORK

                               DATED:
                                      --------------------
                                 INITIALED:


PROJECT

Development of versions of the Strata Products StudioPro and VideoShop ported to BeOS.


STRATA LICENSED TECHNOLOGY

StudioPro

VideoShop


SCHEDULE

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TESTING/QA PROCEDURES


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                                    EXHIBIT B

                                 SPECIFICATIONS


                                [to be attached]





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                                    EXHIBIT C

                             BEDEPOT SALES AGREEMENT


                                [to be attached]





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